UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                MONACO GROUP INC.
                (Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below as per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                        ---------------------------------
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                  ---------------------------------------------

                        PRELIMINARY INFORMATION STATEMENT
                               DATED: May 28, 2004

                                MONACO GROUP INC.
                                -----------------
                            20A Voyager Court South,
                       Etobicoke, Ontario, Canada, M9W 5M7
                               Tel. (416) 213-0028
                              INFORMATION STATEMENT

This information statement (the "Information Statement") is furnished to the shareholders of Monaco Group Inc., a Delaware corporation (the "Company"), with respect to certain shareholder action of the Company. This information is first being provided to the Company's shareholders on or about June 8, 2004.

The action involves two (2) proposals (the "Proposals"):

1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 10,000,000 shares to 15,000,000 shares.

2. To approve an amendment to the Company's Certificate of Incorporation to authorize 4,000,000 shares of preferred stock, par value $0.001 per share, of the Company.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 8, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL, COLLECTIVELY, HOLD IN EXCESS OF 50% OF THE COMPANY'S 4,446,500 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL CONSENT IN WRITING IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter Nelipa

PETER NELIPA, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Etobicoke, Ontario, Canada, May 28, 2004

                                MONACO GROUP INC.
                            20A Voyager Court South,
                       Etobicoke, Ontario, Canada, M9W 5M7
                               Tel. (416) 213-0028
                              ---------------------
                              INFORMATION STATEMENT
                                  May 28, 2004
                             ----------------------

This information statement contains information related to certain shareholder action of Monaco Group Inc., a Delaware corporation (the "Company"), and is expected to be mailed to shareholders on or about June 8, 2004.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of the Company's shareholders. Shareholders holding a majority of the Company's issued and outstanding shares of common stock are expected to consent to certain matters specified in this information statement, which action is expected to take place June 29, 2004, consisting of the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock to 15,000,000 shares and to authorize 4,000,000 shares of preferred stock.

WHO IS ENTITLED TO NOTICE?

Each holder of an outstanding share of the Company's common stock of record on the close of business on the Record Date, June 8, 2004, will be entitled to notice of each matter to be voted upon pursuant to written consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's 4,446,500 issued and outstanding shares of common stock have indicated that they will consent in writing to the Proposals. Pursuant to Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

TO WHAT MATTERS WILL THE CONSENTING SHAREHOLDERS CONSENT AND HOW WILL THEY CONSENT?

Shareholders holding a majority of the issued and outstanding shares of the Company's common stock have indicated that they will consent in writing to the following matters:

     o FOR the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 10,000,000 to 15,000,000 shares.

     o FOR the approval of an amendment to the Company's Certificate of Incorporation to authorize 4,000,000 shares of the Company's preferred stock.

WHAT CONSENT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

INCREASE AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 10,000,000 to 15,000,000, the written consent of a majority of the shares of the Company's common stock issued and outstanding on the Record Date, or 2,223,251, will be required for approval. Shareholders holding in excess of 2,223,251 shares have indicated that they will consent in writing to the approval of the amendment.

AUTHORIZE SHARES OF PREFERRED STOCK. For the approval of an amendment to the Company's Certificate of Incorporation to authorize 4,000,000 shares of the Company's preferred stock, the written consent of a majority of the shares of the Company's common stock issued and outstanding on the Record Date, or 2,223,251, will be required for approval. Shareholders holding in excess of 2,223,251 shares have indicated that they will consent in writing to the approval of the amendment.

STOCK OWNERSHIP

The following table sets forth, as of May 28, 2004, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

Security Ownership by Management. The following table specifies the number of shares of the Company's Common Stock owned by officers and directors.

NAME AND                         TITLE OF    AMOUNT AND          PERCENT OF
ADDRESS (1)                      CLASS       NATURE OF           CLASS (2)
                                             BENEFICIAL
                                             OWNERSHIP
-------------------------------  ----------  ------------------  -----------
Peter Nelipa (3)(5)              COMMON      830,000 shares        18.67%
President, Secretary and
Director

Suzanne Lilly (4)(5)             COMMON      780,000 shares        17.54%
Chief Financial Officer,
Treasurer and Director

Taragh Bracken (5)               COMMON      630,000 shares        14.17%
Director

All directors and named          COMMON      2,240,000 shares      50.38%
executive officers as a group
(1) The address for all of the above is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7
(2)  Based on 4,446,500 issued and outstanding shares on May 28, 2004.
(3) Mr. Nelipa is also the President and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.
(4) Ms. Lilly is also the Secretary, Treasurer and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.

(5) Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors owned an aggregate of 2,240,000 shares of our common stock.

Security Ownership of Certain Beneficial Owners. Other than directors and officers, the following table specifies the beneficial owners of 5% or more of the Company's Common Stock.

NAME AND                     TITLE OF     AMOUNT AND NATURE   PERCENT OF CLASS
ADDRESS (1)                  CLASS        OF BENEFICIAL       (2)
                                          OWNERSHIP
---------------------------  -----------  ------------------  ----------------
Burgio Family Holdings Inc.  COMMON       1,880,000 shares    42.28%
(3)(4)
(1) The address for Burgio Family Holdings Inc. is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7.
(2)  Based on 4,446,500 issued and outstanding shares on May 28, 2004.
(3)  Burgio Family Holdings Inc., a corporation controlled by Jennifer Burgio.
(4)  Al Burgio is the President and Director of Burgio Family Holdings Inc.

PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 15,000,000 shares.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors believes that it is in the best interests of the Company to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions, and other purposes. The Company's Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of shareholders' special meetings. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, the Company's Board of Directors believes that such transactions would increase the value of the Company to its shareholders. The Company currently is not contemplating the issuance of any shares of common stock for any future financing, any future acquisitions transactions, or other purposes.

The amendment to the Company's Certificate of Incorporation provides for the authorization of 5,000,000 additional shares of the Company's common stock. As of May 28, 2004, 4,446,500 shares of the Company's common stock were issued and outstanding.

The amendment to the Company's Certificate of Incorporation relating to the increase in authorized shares of common stock shall be filed with the Delaware Secretary of State so that Article FOURTH of the Certificate of Incorporation shall specify as follows:

     FOURTH:

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares, which the corporation is authorized to issue, is nineteen million (19,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Four million (4,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

If this proposal is adopted by the shareholders, the Company's Board of Directors will authorize the officers of the Company to file a Certificate of Amendment, in the form attached hereto as Exhibit A, with the Delaware Secretary
                                          ---------
of State.

There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

     o The ability to raise capital by issuing capital stock by possible financing transactions, if any.

     o To have shares of common stock available for business expansion opportunities, if any.

The disadvantages include:

     o Dilution to the existing shareholders, including a decrease in the Company's net income per share in future periods.

PROPOSAL 2 - AMENDMENT TO THE CERTIRICATE OF INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK

The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to authorize 4,000,000 shares of preferred stock. The power to determine the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock shall be vested with the Company's Board of Directors under the proposed amendment.

PURPOSE OF AUTHORIZING SHARES OF PREFERRED STOCK

The Company's Board of Directors believes that it is also in the best interests of the Company to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other purposes. The Company's Board of Directors believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility, as the voting powers, designations, preferences and rights of the shares of preferred stock, as well as the issuance of such shares of preferred stock may be established without the expense and delay of shareholders' special meetings. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders, if preferred shares are convertible into shares of common stock, the Company's Board of Directors believes that such transactions would increase the value of the Company.

If this proposal is approved by the shareholders, the Company will issue 750,000 shares of Series A Preferred Stock to Sweet Valley Foods Inc., an Ontario corporation ("Sweet Valley"), in connection with an acquisition. On May 25, 2004 the Company entered into an Asset Purchase Agreement with Sweet Valley Foods Inc., an Ontario corporation ("Sweet Valley"), and MG Holdings Inc., an Ontario corporation and the Company's wholly-owned subsidiary ("MG Holdings") (the "Asset Purchase Agreement"). Pursuant to the terms of the Asset Purchase Agreement, Sweet Valley will sell to MG Holdings its assets related to the manufacturing, processing, and selling of sugar in consideration of $80,000 Canadian dollars in cash, 750,000 shares of Series A Preferred Stock of the Company, and cash compensation for its inventory (estimated at approximately $250,000 Canadian dollars) ("Sugar Transaction").

As a condition to closing of the Sugar Transaction, the shareholders of the Company must approve an amendment to the Company's Certificate of Incorporation to authorize shares of preferred stock, and subsequent to that approval, the Board of Directors of the Company must provide for the issuance of Series A Preferred Stock, and fix the number of shares and to determine for such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof.

The above information regarding the Sugar Transaction and the Asset Purchase Agreement is a summary only and qualified in its entirety by, and is subject to, the more detailed information relating to the Sugar Transaction and the Asset Purchase Agreement as described in the current report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2004.

If this proposal is adopted by the Company's shareholders, the Company's Board of Directors intends to fix the number of shares of Series A Preferred Stock at 1,500,000 and intends to determine for Series A Preferred Stock the preferences, rights, qualifications, limitations and restrictions relating to the Series A Preferred Stock as described in the Certificate of Designations, in the form attached hereto as Exhibit B.
                   ---------

The preferences, rights, qualifications, limitations and restrictions relating to the Series A Preferred Stock can be summarized as follows: each share of Series A Preferred Stock (i) shall be prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Company's now or hereafter issued Common Stock; (ii) shall be entitled to receive, out of the net profits of the Company, dividends at the annual rate of $0.04 per share per annum; (iii) shall, in the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, be entitled to receive out of the assets of the Company, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $1.25, before any payment shall be made or any assets distributed to the holders of the Company's common stock; (iv) may, at the Company's option, at any time be redeemed in whole, or from time to time in part, out of the earned funds of the Company, on any date set by the Company's Board of Directors, at $1.25 plus, in each case, an amount in cash equal to all dividends accrued and unpaid thereon; (v) shall be convertible at the option of the holder thereof into two (2) shares of the Company's common stock; and (vi) shall not have any voting rights regarding any business of the Company, except that solely and directly affecting the existence and rights and obligations of such Series A Preferred Stock. The information in this summary is qualified in its entirety by, and is subject to, the more detailed information relating to the Series A Preferred Stock as described in the Certificate of Designations, in the form attached hereto as Exhibit B.
                                             ---------

Other than the proposed issuance of 750,000 shares of Series A Preferred Stock to Sweet Valley, the Company, currently, does not contemplate the issuance of any additional shares of preferred stock for any future financing, any future acquisitions transactions or other purposes.

The amendment to the Company's Certificate of Incorporation shall be filed with the Delaware Secretary of State so that Article FOURTH of the Certificate of Incorporation shall be as follows:

     FOURTH:

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is nineteen million (19,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Four million (4,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

If this proposal is approved by the Company's shareholders, the Company's Board of Directors will authorize the officers of the Company to file a Certificate of Amendment, in the form attached hereto as Exhibit A, with the Delaware Secretary
                                          ---------
of State.

There are certain advantages and disadvantages of voting for the authorization of shares of preferred stock. The advantages include:

     o The ability to raise capital by issuing preferred stock pursuant to possible financing transactions, if any.

     o To have shares of preferred stock available to pursue business opportunities, if any.

The disadvantages include:

     o Dilution to the existing shareholders, which could cause the market price of the Company's common stock to decline.

     o    The  Company's  Board of Directors  will be authorized to issue any or all shares of preferred stock and shall be able to determine the voting powers, designations, preferences, rights qualifications, limitations, or restrictions thereof, without the approval of the holders of the Company's common stock.

     o Any or all shares of preferred stock issued by the Company, including the proposed Series A Preferred Stock, will probably be senior to shares of common stock and will probably entitle the holder thereof to rights not held by the holders of the Company's common stock.

     o The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to the Company's shareholders by diluting the shares of the Company's common stock held by a potential suitor or issuing shares to a shareholder of the Company that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to the Company's shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of the Company's common stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

DESCRIPTION OF SECURITIES

GENERAL

The Company's authorized capital currently consists of 10,000,000 shares of common stock, par value $0.001 per share. At May 28, 2004, there were 4,446,500 outstanding shares of common stock and no authorized shares of preferred stock. Set forth below is a description of certain provisions relating to the Company's capital stock. For additional information, please refer to the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws.

COMMON STOCK

The Company's authorized capital stock currently consists of 10,000,000 shares of common stock, having a par value of $0.001 per share. As of May 28, 2004, there were issued and outstanding 4,446,500 shares of common stock and 41 holders of record. All issued and outstanding shares of the Company's common stock are fully paid and non- assessable. Holders of the Company's common stock are entitled to one vote per share on each matter submitted to vote at any meeting of the Company's stockholders. Holders of a majority of the outstanding shares of the Company's common stock will be able to elect the entire Board of Directors of the Company, if they choose to do so, in which event the holders of the remaining shares of the Company's common stock will be unable to elect directors. There are currently three members on the Board of Directors. The Company's common stock has no preemptive or other subscription rights, no conversion, redemption or retraction rights. Holders of shares of the Company's common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of the Company's Board of Directors from time to time. Holders of shares of the Company's common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among the Company's stockholders.

On September 29, 2003, the Company's Certificate of Incorporation was amended so that all of the Company's issued and outstanding shares of $0.001 par value common stock were split at the rate of 10 shares for 1.

Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and director; Suzanne Lilly, our Chief Financial Officer and director; Taragh Bracken, our director; and the Company, the Company has an option to repurchase up to 90% of shares owned by those directors until July, 2004 and 75% of the shares until July, 2005 in the event they terminate their relationships as directors. Those shares may be repurchased by the Company for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those directors on the date of their termination. As of May 28, 2004, those Directors owned an aggregate of 2,240,000 shares of our common stock.

As detailed under "PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK," the Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 15,000,000 shares.

PREFERRED STOCK

The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to authorize 4,000,000 shares of preferred stock. The power to determine the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock shall be vested with the Company's Board of Directors pursuant to the proposed amendment.

If this proposal is approved by the Company's shareholders, the Company's Board of Directors intends to fix the number of shares of Series A Preferred Stock at 1,500,000 and intends to determine for Series A Preferred Stock the preferences, rights, qualifications, limitations and restrictions relating to the Series A Preferred Stock as described above under "PROPOSAL 2 - AMENDMENT TO THE CERTIRICATE OF INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK -- Summary of the preferences, rights, qualifications, limitations and restrictions relating to the Series A Preferred Stock" and in the Certificate of Designations, in the form attached hereto as Exhibit B.
                                             ---------

WARRANTS

The Company has no outstanding warrants.

OPTIONS

The Company has no outstanding options.

DIVIDENDS

The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Company's Board of Directors at that time and will depend upon, among other factors, on the Company's operations, its capital requirements, and its overall financial condition.

The proposed Series A Preferred Stock shall be entitled to receive, out of the net profits of the Company, dividends at the annual rate of $0.04 per share per annum.

TRANSFER AGENT

TRANSFER AGENT AND REGISTRAR. The Company's transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of the Company's common stock and preferred stock would be available for future issuance without the approval of the Company's shareholders. These additional shares may be utilized for a variety of purposes, including, but not limited to, future offerings to raise capital, acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to the Company's shareholders, by diluting the shares of the Company's common stock held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires at that time. A takeover may be beneficial to the Company's shareholders because, among other reasons, a potential suitor may offer the Company's shareholders a premium for their shares of common stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the the Company's Board of Directors to issue shares of preferred stock to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

DISSENTERS' RIGHTS OF APPRAISAL

Persuant to the laws of the State of Delaware and the Company's governing documents, stockholders will not have the right to dissent and obtain payment for their shares of the Company's common stock in connection with the Proposals.

ADDITIONAL INFORMATION

INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Rule 14a-101 of the Securities Exchange Act of 1934 is incorporated by reference to the Company's Registration Statement on Form SB-2, as amended, and the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2004, which are being delivered to the Company's shareholders with this Information Statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information Statement will include a manually signed copy of the accountant's report.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her capacity as an officer or director of the Company.

(b) No director of the Company has informed the Company that he or she intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to included any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement will be delivered to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder desires to receive a separate copy of this Information Statement by sending a written request to the Company at 20A Voyager Court South, Etobicoke, Ontario, Canada M9W 5M7; or by calling the Company at (416) 213-0028 and requesting a copy of this Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ Peter Nelipa
-----------------------------------------------
Peter Nelipa
President, Chief Executive Officer and Director

Etobicoke, Ontario, Canada, May 28, 2004

                                                                       Exhibit A
                                                                       ---------


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                MONACO GROUP INC.

MONACO GROUP INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  Acting by unanimous written consent in accordance with the provisions of
Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of MONACO GROUP INC. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     FOURTH:

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is nineteen million (19,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Four million (4,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred

     Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

SECOND: That said amendment was duly approved and adopted by written consent by the holders of a majority of the issued and outstanding shares of this corporation's $0.001 par value common stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said MONACO GROUP INC. has caused this certificate to be signed by Peter Nelipa, an Authorized Officer, this ___ day of ____, 2004.


By:
   ---------------------------------
     Peter Nelipa
     President

                                                                       Exhibit B
                                                                       ---------


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                MONACO GROUP INC.

MONACO GROUP INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

Pursuant to authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of the Delaware General Corporation Law, the Board, pursuant to a unanimous written consent effective as of ________, 2004, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock.

WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $0.001 par value per share (the "Common Stock"), and preferred stock, $0.001 par value per share (the "Preferred Stock") and

WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series A Preferred Stock as follows:

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock" and the number of shares constituting such series of Preferred Stock shall be 1,500,000.

     2. Par Value. The par value of each such share of Series A Preferred Stock shall be $0.001.

     3. Priority. All shares of Series A Preferred Stock shall be prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock.

     4. Dividends. The holders of Series A Preferred Stock shall be entitled to receive, out of the net profits of the Corporation, dividends at the annual rate of $0.04 per share per annum payable monthly by the 15th day of the following month and accruing until paid starting and assessed beginning the first full month following issuance. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. The Common Stock is entitled to all remaining profits which the Board may determine to distribute to the holders of Common Stock as dividends, subject to any future designations regarding the remainder of the unissued Preferred Stock.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock of the Corporation which are subordinate as to dividends and as to liquidation rights to the Series A Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock unless and until all accrued and unpaid dividends of Series A Preferred Stock shall have been paid and/or set apart for payment.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

     5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $1.25 per share, before any payment shall be made or any assets distributed to the holders of Common Stock, or any other class or series of the Corporation's capital stock. All of the remaining net assets shall belong to and be distributed among the holders of the Common Stock, subject to any future designations regarding the remainder of the unissued Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Series A Preferred Stock on any date set by the Board, at $1.25 per share plus, in each case, an amount in cash equal to all dividends on the Series A Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption (such amount shall be hereinafter referred to as the "Redemption Price").

     In case of the redemption of less than all of the then outstanding Series A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series A Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not less than thirty (30) days prior to the redemption date notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or p1aces of payment, that payment will be made upon presentation and surrender of the shares of the Series A Preferred Stock and that on and after the redemption date, dividends will cease to accumulate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Series A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. Conversion. The shares of Series A Preferred Stock shall be convertible at the option of the holder thereof into 2 common shares. If the Corporation provides the holders of the Series A Preferred Stock notice of its intention to redeem the shares of Series A Preferred Stock, these holders shall have no more than fifteen (15) days to notify the Corporation with written instruction to convert their shares of Series A Preferred Stock into two (2) common shares, otherwise such shares shall be redeemed by the Corporation in accordance with Section 6.

     8.   Voting Rights.

          a. General. The shares of Series A Preferred Stock shall not have any voting rights regarding any corporation business except that solely and directly affecting the existence and rights and obligations of such Series A Preferred Stock.

          b. Class Voting Rights. In addition to voting rights provided above, so long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Series A Preferred Stock voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation, the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, or the Bylaws of the Corporation, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock.

     9. Outstanding Shares. All shares of the Series A Preferred Stock issued shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series A Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of the Series A Preferred Stock held of record by the Corporation.

     10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series

A Preferred Stock, then such funds which are paid shall be applied to redeem such Series A Preferred Stock as the Corporation may designate by lot.

     11.  Preemptive Rights. The Series A Preferred Stock is not entitled to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be val1d or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     13. Future Preferred Stock Issues. The Corporation may issue one or more additional Series of Preferred Stock without the consent of the holders of Series A Preferred Stock; provided, however, that the rights and preferences of such subsequent series of preferred stock as to liquidation, dividends, voting, redemption, and registration rights shall not be prior or superior (but may be the same as) to those of the Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of this ___ day of ________, 2004, and affirms that this Certificate of Designations is his act and deed and that the statements contained herein are true under penalties of perjury.

MONACO GROUP INC.

BY:
   --------------------------
     Peter Nelipa
     President